PROSPECTUS SUPPLEMENT                                         File No. 333-38792
 (To Prospectus Supplement and Prospectus                         Rule 424(b)(3)
dated June 16, 2000 and June 15, 2000, respectively)
Prospectus number:   2000


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:       $145,000,000   Original Issue Date:       August 1, 2000

CUSIP Number:           59018Y AQ4     Stated Maturity Date:      August 1, 2003

Interest Calculation:                  Day Count Convention:

[x] Regular Floating Rate Note         [x] Actual/360
[ ] Inverse Floating Rate Note         [ ] 30/360
    (Fixed Interest Rate):             [ ] Actual/Actual

Interest Rate Basis:

[x] LIBOR                              [ ] Commercial Paper Rate
[ ] CMT Rate                           [ ] Eleventh District Cost of Funds Rate
[ ] Prime Rate                         [ ] CD Rate
[ ] Federal Funds Rate                 [ ] Other (see attached)
[ ] Treasury Rate

Designated CMT Page:                   Designated LIBOR Page:
    CMT Telerate Page:                     LIBOR Telerate Page:       3750
    CMT Reuters Page:                      LIBOR Reuters Page:


Index Maturity:           Three Months Minimum Interest Rate:     Not Applicable

Spread:                   0.2800%      Maximum Interest Rate:     Not Applicable

Initial Interest Rate:    TBD          Spread Multiplier:         Not Applicable



Interest Reset Dates:     Quarterly, on the 1st of every February, May, August
                          and November, commencing November 1, 2000, subject to modified following business day convention.

Interest Payment Dates:  Quarterly, on the 1st of every February, May, August and November, commencing November 1, 2000, subject to modified following business day convention.

Repayment at the
Option of the Holder:     The Notes cannot be repaid prior to the Stated
                          Maturity Date.

Redemption at the
Option of the Company:    The Notes cannot be redeemed prior to the Stated
                          Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                  The Chase Manhattan Bank

Dated:                    July 27, 2000